UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2010

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33480 (Commission File Number)	33-0968580 (IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 17, 2010, we entered into an employment agreement with Mr. Barclay Corbus, our Senior Vice President, Strategic Development.  The agreement is for an initial term through December 31, 2013, after which it continues year to year unless terminated by either party upon written notice delivered sixty days prior to the expiration of any term.  Under the employment agreement Mr. Corbus receives an annual base salary of $286,000 and a bonus up to 100% of his base salary.  If we terminate his employment without cause, he is entitled receive (1) a lump sum payment of an amount equal to the sum of (A) his base salary through the date of termination and any incentive compensation earned for the prior year to the extent not previously paid, (B) any compensation previously deferred by Mr. Corbus (together with any accrued interest or earnings thereon), (C) one hundred fifty percent (150%) of one (1) year’s then current base salary; (D) one hundred fifty percent (150%) of the previous year’s incentive compensation, and (E) any accrued vacation earned and not paid as of the termination date, and (2) after the end of the calendar year of the termination, payment of a prorated portion, based on the number of weeks during the year in which Mr. Corbus was employed by us, of the incentive compensation that would be payable in respect of such year (based on the criteria applicable for that year).  Furthermore, Mr. Corbus shall receive continuing participation for a period of one (1) year from the date of termination in those benefit programs in which he was enrolled at the time of such termination.  In consideration of the receipt of any severance benefits provided for in the agreement, and as a precondition to their receipt, Mr. Corbus agreed to execute a release in the form attached to the employment agreement.

A complete copy of the employment agreement is attached hereto as Exhibit 99.1 to this report, and is incorporated herein by reference. The summary of the agreement described above does not purport to be complete and is qualified in its entirety by reference to such agreements.

On February 16, 2010, our Compensation Committee approved the following items related to the compensation of our named executive officers:

•                  Increases in the annual base salaries of our named executive officers, retroactive to January 1, 2010, to the following amounts: Mr. Littlefair—$520,000; Mr. Wheeler—$345,000, Mr. Harger—$335,000, Mr. Pratt—$310,000 and Mr. Corbus $286,000.

Item 9.01.                                          Exhibits and Financial Statements

(d)                                                         Exhibits

99.1                                                                           Employment Agreement dated February 17th, 2010 by and between Clean Energy Fuels Corp. and Barclay Corbus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2010		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer